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As filed with the Securities and Exchange Commission on March 3, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIQURE N.V.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant's Name into English)

The Netherlands (State or other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

Jörn Aldag, Chief Executive Officer
Meibergdreef 61
Amsterdam 1105 BA, the Netherlands
Tel: +31 20 566 7394
(Address and telephone number of Registrant's principal executive offices)

Matthew Kapusta, Chief Financial Officer
uniQure, Inc.
113 Hartwell Avenue
Lexington, MA 02421
Tel: +31 20 566 7394
(Name, address and telephone number of agent for service)

Copies to:

Timothy J. Corbett
Morgan, Lewis & Bockius LLP
Condor House, 5-10 St. Paul's Churchyard
London, EC4M 8AL
United Kingdom
+44 20 3201 5000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Ordinary Shares, par value €0.05 per share(4)

Warrants

Rights

Debt Securities

Purchase Contracts

Units

Total	$250,000,000		$250,000,000	$29,050

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be sold from time to time at indeterminate prices, with any initial offering price not to exceed $250,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Any separate consideration received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are issued in units is included in, and subject to, the maximum aggregate offering price of all securities sold pursuant to this registration statement of $250,000,000.

(2)
The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this Registration Statement exceed $250,000,000.

(4)
Subject to the maximum aggregate offering price of all securities sold hereunder set forth above, there is being registered hereunder an indeterminate number of shares of ordinary shares as may from time to time be sold at indeterminate prices hereunder, and an indeterminate number of shares of ordinary shares as may from time to time be issued upon conversion of convertible securities and upon exercise of warrants and rights, which may be sold hereunder.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2015

PROSPECTUS

$250,000,000

DEBT SECURITIES
WARRANTS
RIGHTS
PURCHASE CONTRACTS
UNITS
ORDINARY SHARES

        We may offer debt securities, warrants, rights, purchase contracts, units, or ordinary shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $250,000,000.

        The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

        Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol "QURE."

        uniQure N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. Our principal executive offices are located at Meibergdreef 61, Amsterdam 1105 BA, the Netherlands. Our telephone number at such address is 011 31 20 566 7394.

        Investing in our securities involves risks. See the section entitled "Risk Factors" on page iii of this prospectus.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2015.

        You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements based on beliefs of our management. Any statements contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We have based these forward-looking statements on our current expectations and projections about future events, including:

  •
  the timing of commencement of and receipt of data from our planned clinical trials;

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  the timing of the ongoing and planned clinical trials conducted by our collaborators and other third parties;

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  our ongoing and planned discovery and development of product candidates;

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  our expectations regarding the timing or likelihood of regulatory filings and approvals for our product candidates;

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  our ability to expand our sales, marketing and medical affairs infrastructure;

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  our ability to successfully commercialize Glybera and our product candidates;

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  the potential advantages of Glybera and our product candidates;

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  our estimates regarding the market opportunities for our product candidates;

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  the rate and degree of market acceptance and clinical benefit of Glybera and our product candidates;

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  our expectations regarding milestone, royalty and expense reimbursement payments under our licensing arrangements;

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  our estimates of the net amount will we retain from sales of Glybera;

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  the operating costs of our manufacturing facility in Lexington, Massachusetts;

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  our ability to establish and maintain collaborations;

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  our ability to develop, acquire or in-license additional product candidates and other key intellectual property;

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  our future intellectual property position;

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  our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and

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  other factors discussed in the section entitled "Risk Factors" in our Annual Report on Form 20-F.

The words "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "potential," "should" and "will" and similar expressions as they relate to us are intended to identify such forward-looking statements. These forward-looking statements are not statements of historical fact and represent only our management's belief as of the date of such statement, and involve risks and uncertainties that could cause actual results to differ materially and inversely from expectations expressed in or indicated by the forward-looking statements. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. There are a variety of factors, many of which are beyond our control, which affect our operations, performance, business strategy and results and could cause actual reported

ii

results and performance to differ materially from the performance and expectations expressed in these forward-looking statements. We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks and discussion of risks set forth under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on April 25, 2014, and the other documents we have incorporated by reference in this prospectus, including the section entitled "Item 3. Key Information—D. Risk Factors" in future Annual Reports on Form 20-F that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the sections of this prospectus entitled "Where You Can Find Additional Information" and "Incorporation of Certain Information By Reference."

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

        We are a Netherlands corporation and our principal executive offices are located outside of the United States in Amsterdam, the Netherlands. The majority of our directors and officers and some of the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

        Furthermore, there is substantial doubt that the courts of the Netherlands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus having an aggregate public offering price of $250,000,000 in one or more offerings. This prospectus provides you with a general description of the securities we may offer. When we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" and "Incorporation Of Certain Information By Reference."

iii

PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of uniQure N.V. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. Before you decide to invest in our ordinary shares, you should carefully consider the risks and discussion of risks set forth under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on April 25, 2014 and the subsequent Annual Reports on Form 20-F that we filed with the SEC. When we use the words "the Company," "we," "us," "ours" and "our," we are referring to uniQure N.V. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the securities that we may offer;

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  the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

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  the documents referred to in "Where You Can Find Additional Information" for information about us, including our financial statements.

 Our Company

        We are a leader in the field of gene therapy and have a robust technology platform that we use as the basis for our proprietary and collaborative product lines across multiple therapeutic areas. Our core gene therapies include AMT-060 for the treatment of hemophilia B, which we expect to enter into a Phase I/II clinical trial in the first half of 2015; InoCor for the treatment of congestive heart failure, which is at the preclinical/proof of concept phase; and Glybera, the first and currently the only gene therapy product to receive regulatory approval in the European Union.

        Our aim is to make gene therapy a mainstay of modern medicine by:

  •
  using our strong technology platform to develop our own programs in three therapeutic areas, liver-based diseases, cardio/metabolic diseases, and central nervous system diseases, in which we have a competitive advantage, with the potential to significantly de-risk development programs, and reduce development cost and time to market;

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  sponsoring and acquiring additional early-stage programs in these areas from other biopharmaceutical companies and academic investigators;

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  enhancing and accelerating these programs through our modularized research and development platform and our experience of the EU and FDA regulatory environments for gene therapies;

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  applying our industrialized manufacturing process to produce the highest-quality material for our own and our collaborators' programs, and

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  collaborating with pharmaceutical companies with the necessary expertise to enhance our late-stage therapy development and maximize the value of our therapies at the commercialization stage.

        We believe that our technology platform and strategic collaborations place us at the forefront of gene therapy within our chosen therapeutic areas. Our transgene delivery system is based on common, adeno-associated viruses, or AAV, which we believe are safe and effective delivery methods for efficient expression of transgenes. We have the exclusive or non-exclusive rights to natural AAV serotypes for lipoprotein lipase deficiency, or LPLD, liver and CNS applications and the capability to identify and develop synthetic AAV vectors that are designed to optimize the expression of a particular transgene in specific tissue types. We produce our AAV-based vectors in our own facilities with a proprietary, commercial-scale, consistent, and robust manufacturing process using insect cells and baculoviruses, a common family of viruses found in invertebrates. We believe our Lexington, Massachusetts-based facility, which is currently being qualified, is one of the world's largest, most versatile, gene therapy manufacturing facilities. We believe this robust technology platform, combined with our know-how derived from achieving the first regulatory approval of a gene therapy in the European Union, provides us a significant advantage in bringing our gene therapy products to the market ahead of our competitors.

        We seek to develop gene therapies targeting a range of liver-based, cardio/metabolic and CNS indications, from ultra-orphan diseases, such as LPLD (for which Glybera is designated), to orphan diseases such as hemophilia B, to common diseases that affect far larger populations, such as congestive heart failure. The core of uniQure is a versatile and universal technology backbone, applicable to multiple therapeutic areas with the potential to significantly de-risk development programs, and reduce development cost and time to market. As part of our strategy, we are accessing important medical expertise for our therapeutic focuses through strong ties with academic thought leaders and clinical institutions. For cardio/metabolic diseases we are building a center of expertise in our German subsidiary, uniQure GmbH, in close cooperation with leading academic clinicians and surgeons at the university hospital and heart center in Heidelberg, Germany. Our CNS activities are based on strong collaborations with the University of California at San Francisco, the National Institutes of Health, and the Institut Pasteur, Paris, France. Our hemophilia B product originates from St. Jude Children's research Hospital in Memphis, Tennessee. We also seek to collaborate with or acquire emerging companies within our chosen therapeutic areas that are conducting or sponsoring early-stage clinical trials. Our collaborations allow us to cost-effectively obtain access to pre-clinical and early-stage programs without expending significant resources of our own. We generally have the rights to the data generated in these collaborator-sponsored programs, but do not control their design or timing. Our collaboration programs include gene therapy candidates for Parkinson's disease, Sanfilippo B syndrome, Acute Intermittent Porphyria, and amyotrophic lateral sclerosis.

Risks Associated with our Business

        Our business is subject to a number of risks of which you should be aware before making an investment decision, including the following:

  •
  We have a history of operating losses and anticipate that we will continue to incur losses for the foreseeable future. As of September 30, 2014, we had an accumulated deficit of €169.9 million. We will likely need additional funding, and such funding may cause substantial dilution to our shareholders.

  •
  Our gene therapies are novel technologies and face uncertainty in the regulatory review and approval process. Although we have received marketing approval under exceptional circumstances for Glybera in the European Union, we cannot predict when or if we will obtain marketing approval in any other jurisdiction or for any other product candidate. Any approval we may receive may be for a narrower indication than we expect or may be subject to costly post-approval requirements, which could restrict or eliminate the potential commercial success of the product candidate.

  •
  Glybera and any of our product candidates for which we obtain marketing approval in the future, as well as our manufacturing processes, post-approval studies and other activities, will be subject to continued requirements of and review by the FDA, EMA and other regulatory authorities. Any failure by us to meet these requirements could require us to expend significant resources or conduct further studies, and ultimately could potentially result in the limitation or revocation of the relevant marketing approval.

  •
  Gene therapies are complex and difficult to manufacture, and we could experience manufacturing problems that result in delays in our development or commercialization schedules, prevent us from meeting our commercial obligations to our collaborators, or otherwise adversely affect our business.

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  Our product candidates are in early clinical or preclinical development and there is significant risk of failure or delay in these programs. We rely on our collaborators for important aspects of our development program and in many cases we have limited or no control over the design and conduct of the trials our collaborators conduct, or the efforts and resources our collaborators expend.

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  The future growth of our business depends in significant part on our ability to enter into additional collaborations or to in-license or acquire rights to new product candidates and technologies. If we are unable to attract collaborators or successfully identify or compete for the rights to new technologies, our prospects for growth could be limited.

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  We may be unable to obtain, maintain and protect necessary intellectual property rights, which could harm our ability to compete and impair our business. We rely upon licenses of proprietary technology from third parties and these licenses may not provide adequate rights, we may lose or be unable to protect these rights, or we may be unable to acquire additional intellectual property required for our development programs.

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  We face substantial competition, and others may discover, develop or commercialize products before or more successfully than we do.

Corporate Information

        We were incorporated on January 9, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Our business was founded in 1998 and was initially operated through our predecessor company, Amsterdam Molecular Therapeutics (AMT) Holding N.V, or AMT. In 2011, AMT undertook a corporate reorganization, pursuant to which uniQure B.V. acquired the entire business and assets of AMT and completed a share-for-share exchange with the shareholders of AMT in the first half of 2012. In February 2014, we completed an initial public offering of shares of our ordinary shares in the United States and our ordinary shares began trading on the Nasdaq Stock Market. In connection with our initial public offering, we converted to a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands. In connection with this conversion, our legal name changed from uniQure B.V. to uniQure N.V.

        Our principal executive offices are located at Meibergdreef 61, Amsterdam 1105 BA, the Netherlands. Our telephone number at such address is 011 31 20 566 7394.

The Securities We May Offer

        We may use this prospectus to offer any of the following types of securities having an aggregate public offering price of $250,000,000:

  •
  debt securities;

  •
  warrants;

  •
  rights;

  •
  purchase contracts;

  •
  units; and

  •
  ordinary shares;

        We may issue securities of the types listed above which are convertible or exchangeable for other securities so listed.

        When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

        A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Ratio of Earnings to Fixed Charges

        The following table shows our ratios of earnings to fixed charges for the periods indicated, computed using amounts derived from our consolidated financial statements prepared in accordance with International Financial Reporting Standards.

	(Unaudited)
	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011
Ratio of Earnings to Fixed Charges	*	*	*	*
Amount of the coverage deficiency (€ in '000s)	€(25,879)	€(26,820)	€(14,716)	€(17,300)

*
Our earnings were insufficient to cover fixed charges in each period presented. We would have needed to generate additional earnings in the amounts indicated above in each period to achieve a coverage ratio of 1:1.

        For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings consist of pre-tax loss plus fixed charges. Fixed charges consist of interest expensed, the interest portion of rental expense and amortization of debt expenses relating to indebtedness.

Listing

        Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol "QURE." If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

        We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any documents we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents:

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  Our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on April 25, 2014;

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  Our Reports on Form 6-K, filed with the SEC on May 20, 2014, June 16, 2014, July 2, 2014, August 12, 2014, December 1, 2014, January 9, 2015 and March 3, 2015; and.

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  The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-36294), filed with the SEC on January 31, 2014.

*
Pursuant to Rule 406T of Regulation S-T, the interactive data files contained in such document are deemed not filed or part of this prospectus, or the registration statement of which this prospectus forms a part, for purposes of sections 11 or 12 of the Securities Act, are deemed not filed for purposes of Section 18 of the Exchange Act, and otherwise are not subject to liability under those sections.

        We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

        You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:

uniQure N.V.
Meibergdreef 61
Amsterdam 1105 BA, the Netherlands
Attention: Company Secretary
Tel.: 011-31-20-566-7394
IR@uniqure.com

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus as follows:

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  to fund our share of the costs of our planned Phase I/II clinical trial of AMT-060 in hemophilia B;

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  to support our further clinical development of Glybera, and our application for marketing approval of Glybera and preparation for potential commercial launch in the United States;

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  to pursue the pre-clinical and clinical development of product candidates for cardiovascular diseases targeting S100A1, a novel target we obtained as part of our acquisition of InoCard;

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  to fund the operation of our manufacturing facility in Lexington, Massachusetts;

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  to advance the development of our other product candidates and research activities, including our collaboration with 4D Molecular Therapeutics; and

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  for working capital and for general corporate purposes, including the costs of operating our facilities in Amsterdam and in Lexington, Massachusetts, service on our indebtedness and possibly acquisitions or investments in other businesses, technologies or product candidates.

        We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and our new vessel acquisitions.

 CAPITALIZATION

        Information on our consolidated capitalization will be contained in a prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

DEBT SECURITIES

        In this section, references to "holders" mean those who own debt securities registered in their own names on the books that uniQure N.V. or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Book-Entry Procedures and Settlement."

General

        The debt securities offered by this prospectus will be either senior or subordinated debt. Senior debt securities or subordinated debt securities may be convertible or exchangeable into our ordinary shares or other securities as described under "—Convertible or Exchangeable Securities" below. We will issue senior debt under a senior debt indenture, we will issue subordinated debt under a subordinated debt indenture and we will issue convertible debt securities under a convertible debt indenture. We sometimes refer to the senior debt indenture, the subordinated debt indenture and the convertible debt indenture individually as an indenture and collectively as the indentures. The indentures will be between us and a trustee. The terms of the indenture governing the convertible debt securities will be substantially similar to the terms of the indenture governing the senior debt securities described below, except that the indenture governing the convertible debt securities will include provisions with respect to the conversion of such convertible debt securities, omit certain provisions described under "—Defeasance" below, prohibit any modification to the terms of convertibility without the consent of the holders and permit any holder to institute action to enforce such terms of convertibility. The indentures are exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in "Where You Can Find Additional Information" or by contacting the indenture trustee.

        The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms which will be disclosed for a particular series of debt securities in a prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in a prospectus supplement. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

        The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

Information in the Prospectus Supplement

        The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

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  the title or designation of the offered debt securities;

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  whether the debt is senior or subordinated;

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  whether there is any collateral securing the debt securities;

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  whether the debt securities are convertible or exchangeable into other securities;

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  the aggregate principal amount offered and the authorized denominations;

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  the initial public offering price;

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  the maturity date or dates;

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  any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

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  whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

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  if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any;

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  if the debt securities are floating rate debt securities, the method of calculating the interest rate;

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  if the debt securities are original issue discount debt securities, their yield to maturity;

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  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

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  if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

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  any provisions for the payment of additional amounts for taxes;

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  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

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  the terms and conditions on which the debt securities may be redeemed at the option of the Company;

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  any obligation of the Company to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

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  the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

  •
  any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

  •
  the ranking of the specific series of debt securities relative to other outstanding indebtedness;

  •
  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

  •
  the place where we will pay principal and interest;

  •
  additional provisions, if any, relating to the defeasance of the debt securities;

  •
  any United States federal income tax consequences, if material;

  •
  the dates on which premium, if any, will be paid;

  •
  our right, if any, to defer payment of interest and the maximum length of this deferral period;

  •
  any listing of the debt securities on a securities exchange; and

  •
  any other specific terms of the debt securities.

        We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures and Settlement."

Senior Debt

        We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

        We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

        In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

        If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

        Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

        Senior debt means:

  •
  the principal, premium, if any, interest and any other amounts owing in respect of indebtedness of the Company and/or of our subsidiaries that may guarantee our debt for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities and letters of credit;

  •
  all capitalized lease obligations;

  •
  all hedging obligations;

  •
  all obligations representing the deferred purchase price of property; and

  •
  all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

  •
  subordinated debt securities; and

  •
  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Convertible Debt

        We will issue convertible debt securities under the convertible debt indenture. Convertible debt securities will be convertible into common stock on the terms set forth in the convertible debt indenture. The convertible debt indenture will provide that the conversion price is subject to customary anti-dilution adjustments in connection with stock dividends, stock splits, stock combinations, reclassifications and other similar events.

Covenants

        Amalgamation and Sale of Assets.    We may not, in a single transaction or a series of related transactions:

  •
  consolidate, amalgamate or merge with or into any other person; or

  •
  directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

  •
  in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of our obligations under the indenture;

  •
  immediately before and after giving effect to the transaction, no default on the debt securities exists; and

  •
  an officer's certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

        Other Covenants.    In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things:

  •
  our ability to incur indebtedness;

  •
  our ability to pay dividends, to repurchase or redeem our capital stock;

  •
  our ability to create dividend and other payment restrictions affecting our subsidiaries;

  •
  mergers and consolidations by us;

  •
  sales of assets by us;

  •
  our ability to enter into transactions with affiliates;

  •
  our ability to incur liens; and

  •
  our ability to enter into sale and leaseback transactions.

Modification of the Indentures

        Under the indentures, we and the indenture trustee may amend the indentures, without the consent of any holder of the debt securities to:

  •
  cure ambiguities, defects or inconsistencies;

  •
  comply with the covenants described under "—Amalgamation and Sale of Assets";

  •
  add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;

  •
  add any additional events of default for the benefit of the holders of all or a series of debt securities;

  •
  establish the form or terms of debt securities of any series;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  add guarantors of the debt securities;

  •
  secure the debt securities of one or more series;

  •
  evidence the succession of another person to the Company and the assumption of the covenants in the indentures and in the debt securities by such successor; or any co-issuer of the debt securities;

  •
  add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

  •
  appoint a successor indenture trustee under either indenture;

  •
  add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not affect the rights of the holders; or

  •
  conform any provision of the indentures to the description of securities contained in this prospectus or any similar provision in any prospectus supplement relating to an offer of a series of debt securities under the indentures.

        We and the indenture trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

  •
  extend the fixed maturity of any such debt securities;

  •
  reduce the rate or change the time of payment of interest on such debt securities;

  •
  reduce the principal amount of such securities or the premium, if any, on such debt securities;

  •
  change or waive the redemption provisions of such debt securities;

  •
  change any obligation of ours to maintain an office or agency;

  •
  reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

  •
  adversely affect in any material respect the ranking on such debt securities;

  •
  adversely affect in any material respect the right, if any, to convert such debt securities;

  •
  adversely affect any right of repayment or repurchase at the option of the holder;

  •
  reduce or postpone any sinking fund or similar provision;

  •
  change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

  •
  impair the right to sue for the enforcement of any payment on such debt securities;

  •
  reduce the percentage of debt securities of a series whose holders need to consent to the modification or a waiver; or

  •
  with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities, in a manner which adversely affects the holders.

Defaults

        Each indenture provides that events of default regarding any series of debt securities will be:

  •
  our failure to pay required interest on any debt security of such series for 30 days;

  •
  our failure to pay principal or premium, if any, on any debt security of such series when due;

  •
  our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

  •
  our failure to perform for 30 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

  •
  a breach by us of the covenant with respect to amalgamation and sale of assets;

  •
  our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $35,000,000; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not.

        If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the indenture trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the indenture trustee. We are required to file annually with the indenture trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

        No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the indenture trustee under an indenture and to waive past defaults regarding such series. The indenture trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the indenture trustee satisfactory security or indemnity.

        If an event of default occurs and is continuing regarding a series of debt securities, the indenture trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

        Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the indenture trustee to take action. Holders must also offer and give satisfactory security and indemnity against liabilities incurred by the indenture trustee for taking such action, and the indenture trustee must have failed to institute any proceeding within 60 days after receiving such request and offer of indemnity. These limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium.

Defeasance

        After we have deposited with the indenture trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for U.S. Federal income tax purposes, we may elect to have our obligations discharged with respect to the outstanding debt securities of any series ("defeasance and discharge"). Defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

  •
  the rights of holders of the debt securities to receive principal, interest and any premium when due;

  •
  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the indenture trustee; and

  •
  the defeasance provisions of the indenture.

        Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture ("covenant defeasance"). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default" will no longer constitute an event of default for that series.

Governing Law

        Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Payment and Paying Agents

        Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the corporate trust office of the indenture trustee. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the indenture trustee, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement applicable to the particular series of debt securities.

Transfer and Exchange

        Debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the corporate trust office of the indenture trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant indenture between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant indenture will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, in which the price of such warrants will be payable;

  •
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of any material United States Federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

RIGHTS

        We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the person receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

        The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

  •
  the exercise price for the rights;

  •
  the number of rights issued to each securityholder;

  •
  the extent to which the rights are transferable;

  •
  any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

  •
  the date on which the right to exercise the rights will commence and the date on which the right will expire;

  •
  the amount of rights outstanding;

  •
  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

  •
  the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our ordinary shares at a future date or dates. The price per ordinary share and the number of ordinary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may require us to make periodic payments to holders or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. The applicable prospectus supplement will describe the terms of the purchase contracts, including if applicable, any collateral arrangements.

UNITS

        We may issue units consisting of one or more debt securities, purchase contracts, warrants, rights, ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange or the units.

CONVERTIBLE OR EXCHANGEABLE SECURITIES

        We may issue securities of the types described in this prospectus that are convertible or exchangeable into other securities described herein. The terms of such convertible or exchangeable securities will be set forth in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

General

        We were incorporated under the name of uniQure B.V. on January 9, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. At an extraordinary general meeting of shareholders held on January 27, 2014, our shareholders resolved to amend our articles of association and to convert into a public company with limited liability by means of the Deed of Amendment and Conversion. Effective February 10, 2014, we converted to a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands. In connection with this conversion, our legal name changed from uniQure B.V. to uniQure N.V.

        Our company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel en Fabrieken) in Amsterdam, the Netherlands under number 54385229. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is at Meibergdreef 61, 1105 BA Amsterdam, the Netherlands.

        In concert with our conversion from a private company with limited liability into a public company with limited liability, we reclassified our class A, B and C ordinary shares as ordinary shares.

        On January 31, 2014, we effected a 5-for-1 consolidation of our shares, which had the effect of a reverse share split. All share, per-share and related information presented in this prospectus has been retroactively adjusted, where applicable, to reflect the impact of this reverse share split.

        As of the date hereof, our authorized share capital is €3,000,000, divided into 60,000,000 ordinary shares, each with a nominal value of €0.05. Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association.

        Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol "QURE".

        Initial settlement of the ordinary shares offered in this offering is expected to take place on or about the completion date of this offering through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning ordinary shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the ordinary shares.

        We will list our ordinary shares in registered form and such shares will not be certificated. We have appointed Computershare Trust Company, N.A. as our agent in New York to maintain our shareholders register and to act as transfer agent, registrar and paying agent for the ordinary shares. Our ordinary shares will be traded on the NASDAQ Global Select Market in book-entry form.

Articles of Association and Dutch Law

        Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Company's Shareholder Register

        Subject to Dutch law and the articles of association, we must keep our shareholders' register accurate and up-to-date. Our management board keeps our shareholders' register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The shareholders' register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge over shares. The ordinary shares offered in this offering will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders register as the holder of the ordinary shares.

Corporate objectives

        Under our articles of association, our corporate objectives are:

  •
  to research, develop, produce and commercialize products, services and technology in the biopharmaceutical sphere;

  •
  to incorporate, participate in, conduct the management of and take any other financial interest in other companies and enterprises;

  •
  to render administrative, technical, financial, economic or managerial services to other companies, persons or enterprises;

  •
  to acquire, dispose of manage and exploit real and personal property, including patents, marks, licenses, permits and other intellectual property rights;

  •
  to borrow and/or lend moneys, act as surety or guarantor in any other manner, and bind itself jointly and severally or otherwise in addition to or on behalf of others,

        the foregoing, whether or not in collaboration with third parties, and inclusive of the performance and promotion of all activities which directly and indirectly relate to those objects, all this in the broadest sense.

Limitation on liability and indemnification matters

        Under Dutch law, managing directors, supervisory directors and certain other representatives may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. We have a policy insuring managing directors, supervisory directors and certain other representatives against damages resulting from their conduct when acting in their capacities as such directors or representatives. In addition, our articles of association provide for indemnification of our managing directors and supervisory directors, including reimbursement for reasonable legal fees and damages or fines incurred based on acts or failures to act in the performance of their duties. Such indemnification will not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders' meetings and consents

General meeting

        General meetings of shareholders are held in Amsterdam, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held whenever considered appropriate by the management board or the supervisory board.

        Pursuant to Dutch law, one or more shareholders, who alone or jointly represent at least one-tenth of the issued capital, may, on their application, be authorized by the Dutch court to convene a general meeting of shareholders. The Dutch court will disallow the application if it does not appear that the applicants have previously requested that the management board and the supervisory board convene a general meeting of shareholders and neither the management nor the supervisory board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

        General meetings of shareholders are convened by a notice which includes an agenda stating the items to be discussed. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits and proposals relating to the composition of the management board and/or the supervisory board, including filling any vacancies in the management board and/or the supervisory board. In addition, the agenda for the general meeting of shareholders includes such items as have been (1) included therein by the management board or the supervisory board and (2) requested by one or more shareholders and/or others entitled to attend general meetings of shareholders representing at least 3% of the issued share capital of a company or such lower percentage as the articles of association may provide. Our articles of association do not state such lower percentage. Such requests must be made in writing and received by the management board at least sixty days before the day of the meeting. Our management board may decide not to place items so requested on the agenda, if it believes that doing so would be detrimental to our vital interests. No resolutions will be adopted on items other than those which have been included in the agenda.

        Pursuant to our articles of association, the general meeting of shareholders is chaired by the chairman of the supervisory board. However, the chairman may charge another person to chair the general meeting in his place even if he is present at the meeting. If the chairman of our supervisory board is absent and has not charged another person to chair the meeting in his place, the supervisory directors present at the meeting shall appoint one of them to be chairman. If no supervisory directors are present at the general meeting of shareholders, the general meeting of shareholders will be chaired by the chairman of our management board or, if the chairman of our management board is absent, by one of the other managing directors designated for that purpose by the management board. Managing directors and supervisory directors may attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at his discretion to admit other persons to the meeting.

        All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote.

Quorum and voting requirements

        Each ordinary share confers the right on the holder thereof to cast one vote at the general meeting of shareholders. Shareholders may vote by proxy. The voting rights attached to any shares held by us are suspended as long as they are held in treasury. If a right of use and enjoyment (vruchtgebruik) or a right of pledge over ordinary shares was granted prior to the time such ordinary share was acquired by us, the holders of such right of use and enjoyment in ordinary shares belonging to another and the holders of a right of pledge in respect of ordinary shares held by us are not excluded from any right such holders may have to vote on such ordinary shares. We may not cast votes in respect of a share in respect of which there is a right of use and enjoyment or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is present or that is represented, at a general meeting of shareholders.

        In accordance with Dutch law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

        Decisions are made at the general meeting of shareholders by an absolute majority of votes cast, except where Dutch law or our articles of association provide for a qualified majority or unanimity.

Managing directors and supervisory directors

Election of managing directors and supervisory directors

        Under our articles of association, the managing directors and supervisory directors are appointed by the general meeting of shareholders, upon nomination by our supervisory board. However, the shareholders at the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new nomination.

Duties and liabilities of managing directors and supervisory directors

        Under Dutch law, the management board is responsible for our day-to-day management, strategy, policy and operations. The supervisory board is responsible for supervising the conduct of, and providing advice to the management board and for, supervising our business generally. Furthermore, each managing director and supervisory director has a duty to act in the corporate interest of our company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of our company also applies in the event of a proposed sale or split-up of our company, whereby the circumstances generally dictate how such duty is to be applied. Any resolution of the management board regarding a significant change in our identity or character requires shareholder approval. For additional information, please see "Shareholder vote on certain reorganizations."

Dividends and other distributions

Amount available for distribution

        We may only make distributions to our shareholders if our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our articles of association. Any amount remaining out of the profit is carried to reserve as the management board determines, subject to the approval of the supervisory board. After reservation by the management board of any profit, the remaining profit will be at the disposal of shareholders. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders. Our corporate policy is that we only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted.

        Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        We do not anticipate paying any cash dividends for the foreseeable future.

Exchange controls

        Under Dutch law, there are no exchange controls applicable to the transfer of dividends or other distributions with respect to, or of the proceeds from the sale of, shares in a Dutch company, to persons outside the Netherlands.

Squeeze-out proceedings

        Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who for its own account contributes at least 95% of our issued share capital may initiate proceedings against all our minority shareholders jointly for the transfer of their shares to it. The proceedings are held before the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the majority shareholder that institutes the squeeze-out proceedings shall give written notice to all minority shareholders whose addresses are known by the majority shareholder of the date and place of payment and the price. Unless the majority shareholder knows the addresses of all minority shareholders, the majority shareholder is required to publish the same in a daily newspaper with a national circulation.

Obligation to disclose holdings and transactions

        Pursuant to the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, or FMSA), any managing director or supervisory director and any other person who has managerial or co-managerial responsibilities in respect of us and who has the authority to make decisions affecting our future developments and business prospects and who may have regularly access to inside information relating, directly or indirectly, to us, must give written notice to the Dutch Authority for the Financial Markets, or AFM, by means of a standard form of any transactions conducted for his own account relating to our shares or in financial instruments the value of which is also based on the value of our shares.

        Furthermore, in accordance with the FMSA and the regulations promulgated thereunder, certain persons who are closely associated with members of our management board, our supervisory board or any of the other persons as described above, are required to notify the AFM of any transactions conducted for their own account relating to our shares or in financial instruments the value of which is also based on the value of our shares. The FMSA and the regulations promulgated thereunder cover the following categories of persons: (1) the spouse, registered partner, life companion or other persons considered by national law as equivalent, (2) dependent children, (3) other relatives who have shared the same household for at least one year at the relevant transaction date, and (4) any legal person, trust or partnership whose, among other things, managerial responsibilities are discharged by a person referred to under (1), (2) or (3) above or by the relevant managing director, supervisory director or other person with any authority in respect of us as described above.

        The AFM must be notified no later than the fifth business day following the relevant transaction date. Notification may be postponed until the date the value of the transactions performed for that person's own account, together with transactions carried out by the persons closely associated with that person, amounts to €5,000 or more in the calendar year in question.

        Non-compliance with the notification obligations under the FMSA could lead to criminal fines, administrative fines, imprisonment or other sanctions.

        The AFM does not issue separate public announcements of notifications received by it. It does, however, keep a public register of all notifications under the FMSA on its website, http://www.afm.nl. Third parties can request to be notified automatically by e-mail of changes to the public register in relation to a particular company's shares or a particular notifying party.

        The FMSA contains rules intended to prevent market abuse, such as insider trading, tipping and market manipulation.

        In accordance with the rules intended to prevent market abuse, we have adopted an internal code on inside information in respect of the holding of and carrying out of transactions in our shares or financial instruments the value of which is determined by the value of our shares by managing directors, supervisory directors and employees. Furthermore, we have drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the rules on insider trading and market manipulation, including the sanctions which can be imposed in the event of a violation of those rules.

Comparison of Dutch corporate law and our Articles of Association and Delaware corporate law

        The following comparison between Dutch corporate law, which applies to us, and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. This summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and Delaware corporation law, including the Delaware General Corporation Law.

Corporate governance

Duties of managing directors and supervisory directors

        The Netherlands.    We have a two tier board structure consisting of our management board (raad van bestuur) and a separate supervisory board (raad van commissarissen).

        Under Dutch law, the management board is responsible for the day-to-day management and the strategy, policy and operations of a company. The supervisory board is responsible for supervising the conduct of, and providing advice to, the management board and for supervising the company's general affairs and business. Each managing director and supervisory director has a duty to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or split-up of a company, whereby the circumstances generally dictate how such duty is to be applied. Any resolution of the management board regarding a significant change in the identity or character of a company requires shareholders' approval.

        Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Supervisory director terms

        The Netherlands.    Under Dutch law, supervisory directors of a listed company are generally appointed for an individual term of a maximum of four years. A limit of twelve years generally applies. Our supervisory directors are appointed by the general meeting of shareholders for a term of up to three years. A supervisory director may be reappointed for a term of up to three years at a time. A supervisory director may serve on the supervisory board for a period not longer than twelve years, which period may or may not be interrupted, unless resolved otherwise by the general meeting of shareholders.

        The general meeting of shareholders are entitled at all times to suspend or dismiss a supervisory director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such supervisory director by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company, unless the proposal was made by the supervisory board, in which case a simple majority of the votes cast is sufficient.

        Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by a company's certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on such a classified board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Managing director and supervisory director vacancies

        The Netherlands.    Under Dutch law, managing directors and supervisory directors are appointed by the general meeting of shareholders. Under our articles of association, managing directors and supervisory directors are appointed by the general meeting of shareholders upon the binding nomination by our supervisory board. However, the general meeting of shareholders may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company. If the general meeting of shareholders overrules the binding nomination, the supervisory board must make a new nomination.

        Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

        The Netherlands.    Pursuant to Dutch law and our articles of association, managing directors and supervisory directors may not take part in any discussion or decision-making that involves a subject or transaction in relation to which it has a conflict of interest with us. Our articles of association provide that if as a result thereof no resolution of the management board can be adopted, the resolution will be adopted by the supervisory board. If as a result of a conflict of interest of supervisory directors no resolution of the supervisory board can be adopted, the resolution can nonetheless be adopted by the supervisory board as if there was no conflict of interest. In that case, each supervisory board member is entitled to participate in the discussion and decision making process and to cast a vote.

        Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

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  the material facts as to the director's relationship or interest are disclosed and a majority of disinterested directors consent;

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  the material facts are disclosed as to the director's relationship or interest and a majority of shares entitled to vote thereon consent; or

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  the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by managing directors and supervisory directors

        The Netherlands.    An absent managing director may issue a proxy for a specific management board meeting in writing but only to another management board member. An absent supervisory director may issue a proxy for a specific supervisory board meeting in writing but only to another supervisory board member.

        Delaware.    A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.

Shareholder rights

Voting rights

        The Netherlands.    In accordance with Dutch law and our articles of association, each issued ordinary share confers the right to cast one vote at the general meeting of shareholders. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote. Dutch law does not permit cumulative voting for the election of managing directors and supervisory directors.

        For each general meeting of shareholders, a record date will be applied with respect to ordinary shares in order to establish which shareholders are entitled to attend and vote at a specific general meeting of shareholders. Such record date is set by the management board. The record date and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the meeting.

        Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

        Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

        The Netherlands.    Pursuant to our articles of association, extraordinary general meetings of shareholders will be held whenever our supervisory board and/or our management board deem such to be necessary. Pursuant to Dutch law, one or more shareholders representing at least one-tenth of the issued share capital of the company may request the Dutch courts to order that a general meeting of shareholders be held and may, on their application, be authorized by the court to convene a general meeting of shareholders. The court shall disallow the application if it does not appear that the applicants have previously requested the management board and the supervisory board to convene a general meeting of shareholders and neither the management nor the supervisory board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

        The agenda for a general meeting of shareholders must include such items requested by one or more shareholders and/or others entitled to attend general meetings of shareholders representing at least 3% of the issued share capital of a company or such lower percentage as the articles of association may provide. Our articles of association do not state such lower percentage.

        Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC's proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation's securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by written consent

        The Netherlands.    Under Dutch law, shareholders' resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) all shareholders agree on this practice for decision making and, (ii) the resolution is adopted unanimously by all shareholders that are entitled to vote. For a listed company, this method of adopting resolutions is not feasible.

        Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

        The Netherlands.    The concept of appraisal rights does not exist under Dutch law.

        However, pursuant to Dutch law a shareholder who for his own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber (Ondernemingskamer). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. For additional information, please see "Squeeze-out proceedings."

        Furthermore, in accordance with directive 2005/56/EC of the European Parliament and the Council of October 26, 2005 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.

        Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder's shares, in connection with certain mergers and consolidations.

Shareholder suits

        The Netherlands.    In the event a third party is liable to a Dutch company, only a company itself can bring a civil action against that third party. An individual shareholder does not have the right to bring an action on behalf of a company. This individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility to initiate such action collectively. A collective action can be instituted by a foundation or an association whose objective is to protect the rights of a group of persons having similar interests. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself—outside the collective action—institute a civil claim for damages.

        Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

        The Netherlands.    Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions under Dutch law and its articles of association, acquire shares in its own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and our articles of association, we may repurchase fully paid-up shares in our own share capital if (1) such repurchase would not cause our shareholders' equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law and (2) we would not as a result of such repurchase hold more than 50% of our own issued share capital.

        Other than shares acquired for no valuable consideration, ordinary shares may only be acquired following a resolution of our management board, acting pursuant to an authorization for the repurchase of shares granted by the general meeting of shareholders. An authorization by the general meeting of shareholders for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. Our management board has been authorized, acting with the approval of our supervisory board, for a period of 18 months to cause the repurchase of ordinary shares by us of up to 10% of our issued share capital, for a price per share not exceeding 110% of the average closing price of the ordinary shares on The NASDAQ Global Select Market for the 30 trading days prior to the day of purchase.

        No authorization of the general meeting of shareholders is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

        Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover provisions

        The Netherlands.    Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

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  the staggered three-year terms of our supervisory directors, as a result of which only approximately one-third of our supervisory directors will be subject to election in any one year;

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  a provision that our managing directors and supervisory directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing more than half of our outstanding share capital if such removal is not proposed by our supervisory board; and

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  requirements that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

        Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

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  Section 203 of the Delaware General Corporation Law prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation's voting stock, within three years after the person becomes an interested stockholder, unless: the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

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  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and representatives of interested stockholders and shares owned by specified employee benefit plans; or

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  after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

        A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of books and records

        The Netherlands.    Our management board and our supervisory board provide the shareholders, at the general meeting of shareholders, with all information that the shareholders require for the exercise of their powers, unless doing so would be contrary to an overriding interest of ours. Our management board or our supervisory board must give reason for electing not to provide such information on the basis of overriding interest.

        Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation's books and records, for any proper purpose, during the corporation's usual hours of business.

Removal of managing directors and supervisory directors

        The Netherlands.    Under our articles of association, the general meeting of shareholders, are at all times entitled to suspend or dismiss a managing director or supervisory director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company, unless the proposal was made by the supervisory board in which case a simple majority of the votes cast is sufficient.

        Delaware.    Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (1) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive rights

        The Netherlands.    Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash). Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our management board. The general meeting of shareholders may designate a corporate body, for example our management board, to restrict or exclude the preemptive rights in respect of newly issued ordinary shares, subject to the approval of our supervisory board. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the management board as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

        At our extraordinary general meeting held on June 11, 2014, the general meeting of shareholders resolved to authorize our management board acting with the approval of our supervisory board for a period of 18 months from the closing date of this offering to limit or exclude preemptive rights accruing to shareholders in connection with the issue of ordinary shares or rights to subscribe for ordinary shares.

        Delaware.    Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

        The Netherlands.    Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders' equity exceeds the amount of the paid-up and called-up part of the issued share capital of the company and the reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders' equity exceeds the amount of the issued and paid-up and called-up part of the issued share capital in our company and the required legal reserves as described above as apparent from our financial statements. Under Dutch law, the articles of association may prescribe that the management board decides what portion of the profits is to be held as reserve.

        Under our articles of association, any amount of profit may carried to a reserve as our management board determines, subject to the approval of our supervisory board. After reservation by our management board of any profit, the remaining profit will be at the disposal of the shareholders. Our corporate policy is to only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. However, our management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

        Dividends and other distributions will be made payable not later than the date determined by the management board. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.

Shareholder vote on certain reorganizations

        The Netherlands.    Under Dutch law, the general meeting of shareholders must approve resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:

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  a transfer of the business or virtually the entire business to a third party;

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  the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

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  the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes, in the last adopted annual accounts of the company.

        Under Dutch law, a shareholder who owns shares representing at least 95% of the nominal value of a company's issued share capital may institute proceedings against the company's other shareholders jointly for the transfer of their shares to that shareholder. For additional information, please see "Squeeze-out proceedings."

        Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

        Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of managing directors and supervisory directors

        The Netherlands.    Under Dutch law and our articles of association, we must adopt a remuneration policy for managing directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of our supervisory board. The supervisory board determines the remuneration of the managing directors in accordance with the remuneration policy. A proposal by the supervisory board with respect to remuneration schemes in the form of shares or rights to shares is submitted for approval by the supervisory board to the general meeting of shareholders. Such proposal must set out at least the maximum number of shares or rights to shares to be granted to the management board and the criteria for granting such shares.

        The general meeting of shareholders may determine the remuneration of supervisory directors. The supervisory directors will be reimbursed for their expenses.

        Delaware.    Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to binding or advisory stockholder votes due to the provisions of U.S. federal securities and tax law, as well as stock exchange requirements.

Transfer Agent and Registrar

        Computershare Trust Company, N.A. serves as transfer agent and registrar for our ordinary shares.

 FORM, EXCHANGE AND TRANSFER

        We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security other than ordinary shares in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue ordinary shares in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

        If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

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  The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

  •
  You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

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  You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

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  If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

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  If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust & Clearing Corporation, or DTC, a securities depositary, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

        Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner's own securities intermediary at the bottom.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

        Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.

        If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC's participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

        We may offer the offered securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by ourselves directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

  •
  the type of securities to be offered;

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the purchase price of the offered securities and the proceeds to us from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8% of the gross proceeds of the offering;

  •
  the initial public offering price;

  •
  any discounts or concessions to be allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        If a dealer is utilized in the sales of offered securities, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

        We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or their affiliates) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such persons may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. Such persons will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

        We may sell our ordinary shares pursuant to dividend reinvestment, share purchase plans and similar plans in which our stockholders as well as other investors may participate. Purchasers of shares under such plans may, upon resales, be deemed to be underwriters. These shares may be resold in market transactions (including coverage of short positions), in privately negotiated transactions or otherwise. Ordinary shares sold under any such plans may be issued at a discount to the market price of the ordinary shares. The difference between the price owners who may be deemed to be underwriters pay us for our ordinary shares acquired under any such plan, after deduction of the applicable discount from the market price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions or fees received by these owners in connection with such transactions.

        We may also issue our ordinary shares to officers, directors, employees, consultants, agents or other persons pursuant to awards made under our equity incentive plans. Such ordinary shares may be resold by our officers and directors under this prospectus as indicated in a prospectus supplement.

        We may loan ordinary shares to underwriters, agents and others, pursuant to share lending agreements, which may be offered for sale in transactions, including block sales, on any securities exchange, market or trading facility.

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

        In addition, ordinary shares may be issued in exchange for debt securities.

        Each series of offered securities, other than the ordinary shares which is listed on the Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Underwriters, dealers, agents and remarketing firms may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act relating to material misstatements and omissions, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS

        Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Morgan, Lewis & Bockius LLP, London, England. Certain legal matters with respect to Dutch law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Rutgers Posch Visée Endedijk N.V., Amsterdam, the Netherlands.

EXPERTS

        The consolidated financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current address of PricewaterhouseCoopers Accountants N.V. is Newtonlaan 205, 3584 BH Utrecht, the Netherlands.

EXPENSES

        The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with a possible offering of $250 million of the securities registered under this registration statement. All amounts other than the SEC registration fee and FINRA filing fee are estimates.

SEC Registration Fee		$29,050
Printing and Engraving Expenses			*
Legal Fees and Expenses			*
Accountants' Fees and Expenses			*
Nasdaq Fees			*
FINRA Filing Fee
Trustee's fees and expenses			*
Miscellaneous Costs			*

Total	$		*

*
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Although Dutch law does not expressly provide for the indemnification of directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the management board and supervisory board is, in principle, accepted in the Netherlands. Our articles of association provide for indemnification of the members of the management board and supervisory board by the company to the fullest extent permitted by Dutch law against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director becomes a party as a result of his or her position.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 9.    EXHIBITS

Exhibit No.	Description
1.1	Form of underwriting agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.1	Form of senior indenture, with respect to the senior debt securities of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.2	Form of subordinated indenture, with respect to the subordinated debt securities of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.3	Form of convertible indenture, with respect to the convertible debt securities of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.4	Form of warrant agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.5	Form of rights agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.6	Form of senior debt security of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.7	Form of subordinated debt security of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.8	Form of convertible debt security of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.9	Form of warrant (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.10	Form of rights certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).

Exhibit No.	Description
5.1	Opinion of Rutgers Posch Visée Endedijk N.V. (Dutch counsel to the Company) (filed herewith).
5.2	Opinion of Morgan, Lewis & Bockius LLP (United States counsel to the Company) (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Rutgers Posch Visée Endedijk N.V. (included in Exhibit 5.1).
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).
24.1	Power of Attorney (on signature page).
25.1
Form T-1 Statements of Eligibility for Senior Indenture, Subordinated Indenture and Convertible Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

ITEM 10.    UNDERTAKINGS

        uniQure N.V. hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

          provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or a prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands, on March 3, 2015.

UNIQURE N.V.
By:	/s/ JÖRN ALDAG
	Name:	Jörn Aldag
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Jörn Aldag and Matthew Kapusta his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 3, 2015.

Signature	Title

/s/ JÖRN ALDAG Jörn Aldag	Chief Executive Officer (Principal Executive Officer)
/s/ MATTHEW KAPUSTA Matthew Kapusta	Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT HENDRIKS Robert Hendriks	Senior Director Global Finance (Principal Accounting Officer)
/s/ FERDINAND VERDONCK Ferdinand Verdonck	Chairman of the Supervisory Board

Signature	Title

/s/ JOSEPH M. FECZKO Joseph M. Feczko	Member of the Supervisory Board
/s/ WILL LEWIS Will Lewis	Member of the Supervisory Board
/s/ DAVID SCHAFFER David Schaffer	Member of the Supervisory Board
/s/ SANDER SLOOTWEG Sander Slootweg	Member of the Supervisory Board
/s/ PAULA SOTEROPOULOS Paula Soteropoulos	Member of the Supervisory Board
/s/ SANDER VAN DEVENTER Sander van Deventer	Member of the Supervisory Board

AUTHORIZED UNITED STATES REPRESENTATIVE

        Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on March 3, 2015.

UNIQURE, INC.
By:	/s/ MATTHEW KAPUSTA
	Name:	Matthew Kapusta
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
1.1	Form of underwriting agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.1	Form of senior indenture, with respect to the senior debt securities of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.2	Form of subordinated indenture, with respect to the subordinated debt securities of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.3	Form of convertible indenture, with respect to the convertible debt securities of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.4	Form of warrant agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.5	Form of rights agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.6	Form of senior debt security of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.7	Form of subordinated debt security of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.8	Form of convertible debt security of uniQure N.V. (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.9	Form of warrant (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.10	Form of rights certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
5.1	Opinion of Rutgers Posch Visée Endedijk N.V. (Dutch counsel to the Company) (filed herewith).
5.2	Opinion of Morgan, Lewis & Bockius LLP (United States counsel to the Company) (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Rutgers Posch Visée Endedijk N.V. (included in Exhibit 5.1).
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).
24.1	Power of Attorney (on signature page).
25.1
Form T-1 Statements of Eligibility for Senior Indenture, Subordinated Indenture and Convertible Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).